CHC GROUP LTD.
2013 OMNIBUS INCENTIVE PLAN

RESTRICTED SHARE UNIT AGREEMENT
(Non-Employee Director Grant)
THIS AGREEMENT (the “Agreement”), is made effective as of the date set forth on the signature page (the “Signature Page”) attached hereto (the “Date of Grant”), between CHC Group Ltd., an exempted company with limited liability under the laws of the Cayman Islands with registered number 213521 (the “Company”) or any successor thereto, and the participant identified on the Signature Page (the “Participant”).
R E C I T A L S:
WHEREAS, the Company has adopted the Plan (as defined below), the terms of which are incorporated herein by reference and made a part of this Agreement; and
WHEREAS, the Committee has determined that it would be in the best interests of the Company and its shareholders to grant the Restricted Share Units provided for herein to the Participant pursuant to the Plan and the terms set forth herein.
NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, the parties agree as follows:
1.Definitions. Whenever the following terms are used in this Agreement, they shall have the meanings set forth below. Capitalized terms not otherwise defined herein shall have the same meanings as in the Plan.
(a)Employment: The term “Employment” shall mean (i) the Participant’s employment if the Participant is an employee of the Company or any of its Affiliates or Subsidiaries, (ii) the Participant’s services as a consultant, if the Participant is a consultant to the Company or any of its Affiliates or Subsidiaries and (iii) the Participant’s services as a non-employee director, if the Participant is a non-employee member of the Board.
(b)Immediate Family Members: The term “Immediate Family Members” shall have the meaning set forth in Section 7(b) of this Agreement.
(c)Plan: The term “Plan” shall mean the CHC Group Ltd. 2013 Omnibus Incentive Plan, as amended from time to time.
(d)Restricted Period: The term “Restricted Period” shall have the meaning set forth in Section 3 of this Agreement.

(e)Termination Date: The term “Termination Date” shall mean the date upon which the Participant’s Employment terminates for any reason.
2.Grant of Restricted Share Units. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Participant the number of Restricted Share Units appearing on the Signature Page, subject to adjustment as set forth in the Plan. The Restricted Share Units shall vest and settle in accordance with Sections 3 and 4 hereof.
3.Restricted Period.
(a)Vesting. The Restricted Share Units granted hereunder shall be restricted during the period (the “Restricted Period”) commencing on the Date of Grant and, subject to the Participant’s continued Employment, expiring with respect to one hundred percent (100%) of the Restricted Share Units on the first anniversary of the Date of Grant.
(b)Change in Control. Notwithstanding any other provision of this Agreement to the contrary, in the event of a Change in Control, one hundred percent (100%) of the Restricted Share Units shall become fully vested, and the vesting restrictions shall lapse, immediately prior to the effective date of the Change in Control.
(c)Death or Disability. If the Participant’s Employment terminates due to death or Disability, all unvested Restricted Share Units shall immediately vest on such date.
(d)Termination of Employment. If the Participant’s Employment terminates for any reason, the Restricted Share Units shall, to the extent not then vested or previously forfeited, immediately be forfeited without any further action by the Company or the Participant, and without any payment of consideration therefor.
4.Settlement of Restricted Share Units.
(a)Settlement of Restricted Share Units. Upon expiration of the Restricted Period with respect to any outstanding Restricted Share Units that have not previously been forfeited in accordance with Section 3(d), the Company shall issue to the Participant as soon as practicable (but no later than March 15 of the year following the year in which the Restricted Period expires) without charge, one Ordinary Share on a fully paid basis for each Restricted Share Unit and such Restricted Share Unit shall be cancelled; provided, however, that the Committee may, in its sole discretion, elect to (i) pay cash or part cash and part Ordinary Shares in lieu of issuing only Ordinary Shares in respect of such Restricted Share Units or (ii) defer the issuance of Ordinary Shares (or cash or part Ordinary Shares and part cash, as the case may be) beyond the expiration of the Restricted Period if such extension would not cause adverse tax consequences under Section 409A of the Code. If a cash payment is made in lieu of issuing Ordinary Shares, the amount of such payment shall be equal to the Fair Market Value of the Ordinary Shares as of the date on which the Restricted Period lapsed with respect to such Restricted Share Units.
(b)Dividend Equivalent. If on any date while Restricted Share Units are outstanding hereunder the Company shall pay any dividend on the Ordinary Shares (other than a dividend payable in Ordinary Shares), the number of Restricted Share Units granted to the Participant shall, as of such dividend payment date, be increased by a number of Restricted Share Units equal to the greatest number of whole Ordinary Shares having a Fair Market Value, as of the payment date for such dividend, equal to the product of (i) the cash dividend paid with respect to an Ordinary Share multiplied by (ii) the number of Restricted Share Units granted hereunder as of the record date for the dividend. The additional Restricted Share Units shall be subject to the same terms and conditions, including forfeiture and settlement terms, as the corresponding Restricted Share Units.
5.Rights as a Shareholder; Register of Members. Except as expressly provided herein, the Participant shall not have any rights of a holder of Ordinary Shares of the Company unless and until the Participant is entered into the internal register of members maintained by the Company pursuant to the terms of the Act in respect to such Ordinary Shares pursuant to Section 3 above. Promptly after the issuance of Ordinary Shares to the Participant in accordance with Section 4(a) above, the Company shall update the internal register of members maintained by the Company pursuant to the terms of the Act to reflect the issue of such Ordinary Shares to the Participant. Certificates evidencing the Ordinary Shares may be issued by the Company in accordance with the terms of the Articles.
6.No Right to Continued Employment. Neither the Plan nor this Agreement nor the granting of the Restricted Share Units hereunder shall be construed as giving the Participant the right to be retained as a director of, in the employ of, or in any consulting relationship to, the Company or any Affiliate. Further, the Company or any Affiliate may at any time dismiss the Participant or discontinue any consulting relationship, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.
7.Transferability.
(a)The Participant agrees not to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Restricted Share Units at any time other than by will or by the laws of descent and distribution; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(b)Notwithstanding the foregoing and subject to Section 14(b) of the Plan, the Restricted Share Units may be transferred to: (i) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act or any successor form of registration statement promulgated by the Securities and Exchange Commission (collectively, the “Immediate Family Members”); (ii) a trust solely for the benefit of the Participant and his or her Immediate Family Members; (iii) a partnership or limited liability company whose only partners or shareholders are the Participant and his or her Immediate Family Members; or (iv) a beneficiary to whom donations are eligible to be treated as “charitable contributions” for federal income tax purposes; provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.
8.Securities Laws. Upon the expiration of the Restricted Period with respect to any Restricted Share Units and issuance of Ordinary Shares pursuant to Section 4, the Participant will make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws, the Plan or with this Agreement.
9.Notices. Any notice necessary under this Agreement shall be addressed to the Company in care of its Treasurer and a copy to the General Counsel, each copy addressed to the principal executive office of the Company and to the Participant at the address appearing in the personnel records of the Company for the Participant or to either party at such other address as either party hereto may hereafter designate in writing to the other. Any such notice shall be deemed effective upon receipt thereof by the addressee.
10.Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws.
11.Restricted Share Units Subject to Plan. The Participant acknowledges that the Participant has received and read a copy of the Plan. The Restricted Share Units granted hereunder are subject to the terms and provisions of the Plan, as may be amended from time to time, and which are hereby incorporated by reference. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.
12.Amendment. The Committee may waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate this Agreement, but no such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination shall materially adversely affect the rights of the Participant hereunder without the consent of the

Participant.
13.Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page.]

IN WITNESS WHEREOF, the parties have caused this Agreement to be effective as of the date set forth on the Company’s signature page.

Participant
Name:

[Signature Page – RSU Agreement (Annual Grant)]

Agreed and accepted:

CHC GROUP LTD.
By:
Its:
Dated: ______________

Restricted Share Units	[●]

[Signature Page – RSU Agreement (Annual Grant)]